As filed with the Securities and Exchange Commission on May 1, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BACKBLAZE, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8893125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
201 Baldwin Ave.
San Mateo, CA 94401
(650) 352-3738
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gleb Budman
Chief Executive Officer
Backblaze, Inc.
201 Baldwin Ave.
San Mateo, CA 94401
(650) 352-3738
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tom MacMitchell General Counsel Backblaze, Inc. 201 Baldwin Ave. San Mateo, CA 94401 (650) 352 -3738	Bennett L. Yee Jeffrey R. Vetter Daniel Reichert Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 550 Allerton St Redwood City, CA 94063 (650) 321-2400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 1, 2024
PROSPECTUS
$200,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants

We may, from time to time in one or more offerings, offer and sell Class A common stock, preferred stock, debt securities or warrants. We refer to our common stock, preferred stock, debt securities and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $200,000,000.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities to be offered and any other information relating to the specific offering will be set forth in a supplement to this prospectus. You should read this prospectus, any prospectus supplement and any related free writing prospectus carefully before you invest in any of the securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, through a combination of these methods or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement.
Our Class A common stock, $0.0001 par value per share, is listed on The Nasdaq Global Market under the symbol “BLZE.” On April 29, 2024, the last reported sale price of our Class A common stock on The Nasdaq Global Market was $9.24 per share.

Investing in our securities involves significant risks. See the section of this prospectus captioned “Risk Factors” beginning on page 3, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total aggregate offering price of $200 million.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also include a discussion of any risk factors or other special considerations that apply to those securities. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. Accordingly, to the extent this prospectus is inconsistent with the prospectus supplement, information in this prospectus is superseded by the information in the prospectus supplement.
We have not authorized anyone to provide you with information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus, nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.
We urge you to read carefully this prospectus, any accompanying prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein and therein, before deciding whether to purchase any of the securities being offered. Neither the delivery of this prospectus or any prospectus supplement or any related free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or related free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or related free writing prospectus, as applicable. You should not assume that the information contained in this prospectus, any prospectus supplement, any related free writing prospectus, and any document incorporated by reference herein is accurate as of any dates other than their respective dates, regardless of the time of delivery of this prospectus or any sale of securities. We provided the information contained in the aforementioned documents only as of the date of the applicable document, and it is possible that the information, including our business, financial condition, and results of operations, may have changed since that date.
Backblaze, the Backblaze logo, and our other registered or common law trademarks appearing in this prospectus are the property of Backblaze, Inc. This prospectus contains references to our trademarks and service marks as well as to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
Unless the context otherwise requires or otherwise indicated, we use the terms “Backblaze,” the “Company,” “we,” “us,” “our” and similar terms to refer to Backblaze, Inc. and its consolidated subsidiaries.

THE COMPANY
Overview
We are a leading specialized storage cloud platform, providing businesses and consumers cloud services to store, use, and protect their data in an easy and affordable manner. We provide these cloud services through a purpose-built, web-scale software infrastructure built on commodity hardware. We believe that by substantially reducing the complexity and frustration of storing, using, and protecting data, we can empower customers to focus on their core business operations. Through our blog and culture of transparency, we have built a community of millions of readers and brand advocates. Referrals from our community of brand advocates, combined with our highly efficient and primarily self-serve customer acquisition model and an ecosystem of thousands of partners, have allowed us to attract more than 500,000 customers as of December 31, 2023. These customers use our Storage Cloud platform across more than 175 countries to grow and protect their business data on our over 3 exabytes, or 3 trillion megabytes, of data storage under management.
At its founding, Backblaze set out to simplify the process of storing, using, and protecting data. Over the following years we focused relentlessly on cutting away the complexity common among diversified cloud vendors’ services and legacy on-premises system vendors. Today, we believe our solutions are differentiated by their ease of use and affordability. We believe that focusing on storage use cases and promoting an open ecosystem helps position us to integrate well with a broad range of partners. From our straightforward pricing model, to our transparent communication with customers, to the popular and insightful content on our blog—we believe we have established ourselves as an open and trusted provider and partner.
Corporate Information
We were incorporated in Delaware in April 2007. Our principal executive offices are located at 201 Baldwin Ave., San Mateo, CA 94401. Our telephone number is (650) 352-3738. Our website address is https://www.backblaze.com. We have included our website address in this prospectus solely as an inactive textual reference. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on, or accessible through, our website into this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities offered thereunder. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed under the section titled “Risk Factors” in the applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and by information in a prospectus supplement for a particular offering. The risks described in these documents are not the only ones we face. There may be other risks and uncertainties not presently known to us or that we deem immaterial, which could have material adverse effects on our business, results of operations, financial condition or prospects and could result in a partial or complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement contain or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions.
Forward-looking statements involve substantial risk and uncertainties and are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or any prospectus supplement are based on information then available to us and expectations and assumptions that we deem reasonable at the time the statements are made. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or any prospectus supplement or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.
Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” of our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. General corporate purposes may include acquisitions, repayment of debt, investments in our business, additions to working capital, capital expenditures, repurchases of Class A common stock and advances to or investments in our subsidiaries. Pending the use of net proceeds, we intend to invest these funds in investment-grade, interest-bearing securities, or hold as cash.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock is a summary of the rights of our capital stock and summarizes certain provisions of our Amended and Restated Certificate of Incorporation, as amended to date (our “certificate of incorporation”) and Amended and Restated Bylaws (our “bylaws”). This summary does not purport to be complete and is qualified in entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to this as exhibits to the registration statement of which this prospectus is a part, as well as to applicable provisions of the Delaware General Corporation Law (the “DGCL”).
Our authorized capital stock consists of 113,295,986 shares, all with a par value of $0.0001 per share, of which:
•113,000,000 shares are designated Class A common stock;
•295,986 shares are designated Class B common stock; and
•10,000,000 shares are designated preferred stock.
Common Stock
We have one outstanding class of authorized common stock: Class A common stock.
We previously had two classes of authorized common stock: Class A common stock and Class B common stock. In July 2023, pursuant to the terms of our certificate of incorporation, all outstanding shares of Class B common stock automatically converted into shares of Class A common stock on the date specified by a vote of the holders of a majority of the then outstanding shares of Class B common stock. In connection with the conversion, the previously outstanding shares of Class B common stock were retired in accordance with our certificate of incorporation. Since July 2023, no shares of our Class B common stock have been outstanding, and our certificate of incorporation prohibits the issuance of additional shares of our Class B common stock.
Dividend Rights
Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Class A common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.
Voting Rights
The holders of our Class A common stock are entitled to one vote per share.
The holders of Class A common stock will not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting power of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, the DGCL, our certificate of incorporation or our bylaws. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of Class A common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
No Preemptive or Similar Rights
Our Class A common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions
Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our Class A common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
No shares of preferred stock are outstanding, but we are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences, and rights of the shares of each series and any associated qualifications, limitations, or restrictions. Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock.
Anti-Takeover Provisions
Delaware Law
We are governed by the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:
•the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;
•upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaw Provisions
Our certificate of incorporation and our bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:
•Board of directors vacancies. Our certificate of incorporation and our bylaws authorize our board of directors to fill vacant directorships, including newly-created seats. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of our entire board of directors. These provisions may prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
•Classified board. Our board of directors is classified into three classes of directors with staggered three-year terms. For the first 12 months after their initial appointment or election, directors may be removed with or without cause by stockholders holding a majority of the outstanding voting power. After 12 months, directors will only be removed from office for cause. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.
•Stockholder action; special meeting of stockholders. Our certificate of incorporation provides that stockholders will not be able to take action by written consent, and will only be able to take action at annual or special meetings of our stockholders. Stockholders are not permitted to cumulate their votes for the election of directors. Our certificate of incorporation further provides that special meetings of our stockholders may be called by a majority of our board of directors, stockholders holding at least 6,300,000 shares of our Class B common stock or the Chairperson of our board of directors.
•Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.
•Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the holders of common stock, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock will enable our board of directors to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Choice of Forum
Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty owed by any of our directors, officers or other employee to us or our stockholder, creditors or other constituents; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation or our bylaws; any action to interpret, apply, enforce, or determine the validity of our certificate of incorporation or our bylaws ; any action asserting a claim against us that is governed by the internal affairs doctrine; or any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL. Our certificate of incorporation also provides that the U.S. federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”). Some companies that adopted a similar federal district court forum selection provision were subject to a suit in the Chancery Court of Delaware by stockholders who asserted that the provision is not enforceable. While the Delaware Supreme Court held that such federal district court forum selection provision was in fact valid, there can be no assurance that federal courts or other state courts will follow the holding of the Delaware Supreme Court or determine that the federal district court forum selection provision should be enforced in a particular case. These choice of forum provisions do not apply to actions brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended. We intend for the choice of forum provision regarding claims arising under the Securities Act to apply despite the fact that Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such provision with respect to claims under the Securities Act. Our exclusive forum provision does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
These exclusive forum provisions may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find such provisions contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and operating results.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall St., Floor 23, New York, NY 10005, and its telephone number is (800) 937-5449.
Listing
Our Class A common stock is listed on the Nasdaq Global Market under the symbol “BLZE.”

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We may issue the debt securities in one or more series under an indenture between us and a trustee to be selected by us. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of indenture, which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Backblaze, Inc. and not to any of its subsidiaries.
General
We may issue, from time to time, debt securities, in one or more series, that will consist of either senior debt (“Senior Debt Securities”), senior subordinated debt (“Senior Subordinated Debt Securities”), subordinated debt (“Subordinated Debt Securities”) or junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.
The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indenture
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
•the title;
•the price or prices at which the debt securities will be issued;
•any limit on the aggregate principal amount of debt securities of such series;
•the currency or currencies of payment of principal or interest;
•the date or dates on which principal is payable;
•interest rates, and the date or dates from which interest, if any, will accrue, and the date or dates when interest is payable;
•the right, if any, to extend the interest payment periods and the duration of the extensions;
•the record date or record dates for determining to whom interest is payable;
•the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
•our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
•the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
•the denominations in which the debt securities will be issued;
•if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an Event of Default;
•if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
•the terms applicable to any debt securities issued at a discount from their stated principal amount;
•any provisions for the remarketing of the debt securities;
•any additional Events of Default applicable to any debt securities;
•if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;
•conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto; and
•any other specific terms of any debt securities.
The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
Senior Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Senior Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Senior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Senior Subordinated Debt Securities.
Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Subordinated Debt Securities.
Junior Subordinated Debt Securities
Payment of the principal of, and premium, if any, and interest on, Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the Junior Subordinated Debt Securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding the ability of us or the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale
The indenture provides that we cannot consolidate or merge with or into, or transfer or lease our properties and assets substantially as an entirety to, any person, and we shall not permit any other person to consolidate with or merge into us, unless:
•(a) we will be the continuing corporation or (b) the successor corporation or person formed by such consolidation or into which we are merged or to which our properties and assets substantially as an entirety are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia and, if such entity is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws, and such successor corporation or person, including such co-obligor, if any, expressly assumes our obligations under the debt securities and the indenture; and
•immediately after giving effect to such transaction, no Event of Default or event, which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing.
Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of our properties and assets substantially as an entirety.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the debt securities of any series, means any of the following:
•failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
•failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;
•failure to perform any other covenant in the indenture or the debt securities of such series for 90 days after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of such series;
•certain events of bankruptcy, insolvency or reorganization of us; or
•any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.
If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an Event of Default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•an Event of Default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing Event of Default;
•the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such Event of Default;
•the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
•the trustee has not instituted the action within 60 days of the request; and
•the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•by the depositary for such registered global security to its nominee,
•by a nominee of the depositary to the depositary or another nominee of the depositary, or
•by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
•ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
•will not be entitled to have the debt securities represented by a registered global security registered in their names;
•will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any Subordinated Securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
•we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and
•we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.
Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Modifications of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•secure any debt securities;
•evidence the assumption by another person of our obligations, as permitted by the indenture;

•add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;
•add any additional events of default for the benefit of holders of the debt securities of all or any series;
•add one or more guarantees for the benefit of holders of the debt securities;
•provide for the issuance of additional debt securities of any series;
•comply with the rules of any applicable securities depository;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;
•supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;
•comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;
•add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;
•cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;
•establish the forms or terms of debt securities of any series;
•evidence and provide for the acceptance of appointment by a successor trustee; and
•add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.
The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•extend the final maturity of any debt security;
•reduce the principal amount of, or premium, if any, on any debt security;
•reduce the rate or extend the time of payment of interest on any debt security;
•reduce any amount payable on redemption of any debt security;

•change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;
•reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
•modify any of the subordination provisions or the definition of senior indebtedness applicable to any Subordinated Securities in a manner adverse to the holders of those securities;
•alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;
•impair the right to institute suit for the enforcement of any payment on any debt security when due; or
•reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
General
We may issue debt warrants for the purchase of debt securities or stock warrants for the purchase of preferred stock or Class A common stock.
The warrants will be issued under warrant agreements to be entered into between us and the purchasers or between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.
The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.
Debt Warrants
General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:
•the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;
•the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;
•whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•call provisions of such debt warrants, if any; and
•any other terms of the debt warrants.
The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.
Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.
Stock Warrants
General. Reference is made to the applicable prospectus supplement for the terms of stock warrants in respect of which this prospectus is being delivered, the stock warrant agreement relating to such stock warrants and the stock warrant certificates representing such stock warrants, including the following:
•the type and number of shares of preferred stock or Class A common stock purchasable upon exercise of such stock warrants and the procedures and conditions relating to the exercise of such stock warrants;
•the date, if any, on and after which such stock warrants and related offered securities will be separately tradeable;
•the offering price of such stock warrants, if any;
•the initial price at which such shares may be purchased upon exercise of stock warrants and any provision with respect to the adjustment thereof;
•the date on which the right to exercise such stock warrants shall commence and the date on which such right shall expire;
•a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of stock warrants;
•call provisions of such stock warrants, if any;
•anti-dilution provisions of the stock warrants, if any;
•any other terms of the stock warrants; and
•information relating to any preferred stock purchasable upon exercise of such stock warrants.
The stock warrant certificates will be exchangeable for new stock warrant certificates of different denominations and stock warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their stock warrants, holders of stock warrants will not have any of the rights of holders of shares of capital stock purchasable upon such exercise, and will not be entitled to any dividend payments on such capital stock purchasable upon such exercise.
Exercise of Stock Warrants. Each stock warrant will entitle the holder to purchase for cash such number of shares of preferred stock or common stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the stock warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, stock warrants may be exercised at any time up to 5:00 p.m., PST time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., California time, on the expiration date, unexercised stock warrants will become void.

Stock warrants may be exercised as set forth in the applicable prospectus supplement relating thereto. Upon receipt of payment and the stock warrant certificates properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward a certificate representing the number of shares of capital stock purchasable upon such exercise. If less than all of the stock warrants represented by such stock warrant certificate are exercised, a new stock warrant certificate will be issued for the remaining amount of stock warrants.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•to or through underwriters, dealers or agents;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•a combination of any of these methods of sale; and
•any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS
The validity of the securities being offered hereby is being passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California. As appropriate, any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Backblaze Inc. (the Company) as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.backblaze.com. Information accessible on or through our website is not incorporated herein or a part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC to the extent set forth herein, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished (but not filed) pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the securities being registered under this prospectus is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;
•our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024, solely to the extent incorporated into our Annual Report on Form 10-K for the year ended December 31, 2023;
•the description of our Class A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-41026), filed with the commission on November 4, 2021, including any amendments or reports filed for the purpose of updating such description.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number:
Backblaze, Inc.
201 Baldwin Ave.
San Mateo, CA 94401
(650) 352-3738

$200,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offering of the securities being registered.

Amount to be paid
SEC registration fee	$29,520
FINRA filing fee	$30,500
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*
__________________
*These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation, as amended to date (our “certificate of incorporation”), and our Amended and Restated Bylaws (our “Bylaws”) contain provisions relating to the limitation of liability and indemnification of directors and officers. Our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:
•for any breach of the director’s duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•for any transaction from which the director derives any improper personal benefit.
Our certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. The indemnification agreements, the certificate of incorporation and the bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
We currently carry and intend to continue to carry liability insurance for our directors and officers.
Item 16. Exhibits
(a)The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Incorporation by Reference
	Description	Form	File No.	Exhibit(s)	Filing Date
1.1†	Form of Underwriting Agreement

4.1	Restated Certificate of Incorporation, as amended and currently in effect	10-Q	001-41026	3.1	August 14, 2023

4.3	Amended and Restated Bylaws	10-Q	001-41026	3.2	December 12, 2021

4.4†	Form of Preferred Stock Certificate

4.5†	Form of Warrant Agreement (including Form of Warrant Certificate)

4.6†	Form of Debt Securities

4.7*	Form of Indenture

5.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Gunderson Dettmer Stough Villeneuve Franklin and Hachigian, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of the Registration Statement)

25.1**	Form T-1 Statement of Eligibility of the Trustee for the Indenture under the Trust Indenture Act of 1939

107*	Filing Fee Table
__________________
*Filed herewith
†To be filed, if necessary, by amendment to this registration statement or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)that for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue; and
(8)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Mateo, California, on the 1st day of May 2024.

BACKBLAZE, INC.

/s/ Gleb Budman
Name: Gleb Budman
Title: Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors or officers of Backblaze, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Gleb Budman, Frank Patchel and Tom MacMitchell, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gleb Budman	Chief Executive Officer and Chairperson	May 1, 2024
Gleb Budman	Principal Executive Officer

/s/ Frank Patchel	Chief Financial Officer	May 1, 2024
Frank Patchel	Principal Financial Officer and Principal Accounting Officer

/s/ Jocelyn Carter-Miller	Director	May 1, 2024
Jocelyn Carter-Miller

/s/ Evelyn D’An	Director	May 1, 2024
Evelyn D’An

/s/ Earl Fry	Director	May 1, 2024
Earl Fry

/s/ Barbara Nelson	Director	May 1, 2024
Barbara Nelson